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                                                                   EXHIBIT 10.53


                             AMENDED AND RESTATED
               FIRST AMENDMENT TO AGREEMENT FOR DATA PROCESSING
              SERVICES BETWEEN AFFILIATED COMPUTER SERVICES, INC.
                       AND UNITED STATIONERS SUPPLY CO.

     This Amended and Restated First Amendment to Agreement for Data Processing Services (the "Amendment") between Affiliated Computer Services, Inc., a Delaware corporation ("ACS") and United Stationers Supply Co., an Illinois corporation ("USSC"), is entered into on this 29th day of August, 1995.

     WHEREAS, ACS and USSC (as successor-in-interest to Associated Stationers, Inc. ("ASI")) are parties to a certain Agreement for Data Processing Services dated January 31, 1992 (the "Agreement"), pursuant to which ACS provides data processing services to USSC as described therein; and

     WHEREAS, effective March 30, 1995 ASI completed a merger with USSC, whereby USSC has become the successor-in-interest to all of ASI's rights and obligations under the Agreement; and

     WHEREAS, USSC and ACS modified and amended certain provisions of the Agreement and terminated the arbitration proceeding pending between them without prejudice to the reassertion of any party's claims or defenses asserted therein, all pursuant to that certain First Amendment to Agreement for Data Processing Services, dated as of June 22, 1995 (the "Old Amendment"); and
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     WHEREAS, USSC and ACS desire to amend and restate the Old Amendment in its entirety, as set forth in this Amendment;

     NOW, THEREFORE, in consideration of the afore-stated premises, the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, ACS and USSC do hereby covenant and agree as follows:

     1.   The Effective Date.  The "Effective Date" of this Amendment shall be
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July 1, 1995.

     2.   Transfer of Personnel to USSC.  As of the Effective Date, each of the
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persons listed on Exhibit A to this Amendment (the "Transition Personnel") will cease to be employed by ACS, and those persons will be offered immediate employment by USSC. ACS and USSC agree that the terms and conditions set forth on Exhibit B to this Amendment shall govern the transfer of the Transition Personnel from ACS to USSC.

     3.   Reduction in Services Provided By ACS.  As of the Effective Date, ACS
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will cease to be obligated to provide USSC with an "Account Team" as that phrase is contemplated in the Agreement, except as set forth in Exhibit B. The obligations of ACS that were previously performed by the Account Team regarding application maintenance and support, help desk coverage, and production support as described in Exhibit C will terminate and become obligations solely of USSC as of the Effective Date. Exhibit C to this Amendment provides a listing of services that were previously performed by the ACS Account Team, and indicates who will be responsible for performing those tasks after the

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Effective Date.  In the event that certain tasks that are not listed on Exhibit
C are identified, ACS and USSC will confer and agree on whether ACS or USSC shall be responsible for the tasks. It is the intent of ACS and USSC that any tasks not listed on Exhibit C should be performed by the party best situated and able to perform the tasks, or ACS and USSC will cooperate to jointly perform the tasks.

     4.   Reduction in Monthly Baseline Charges.  As of the Effective Date, ACS'
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baseline charge for monthly services set forth in Schedule G of the Agreement shall be reduced by $129,763 to reflect the reduction in services performed by ACS. During the remaining term of the Agreement, the Schedule G baseline charges shall be as provided in the amended Schedule G set forth in Schedule V to this Amendment. Following the Effective Date, ACS shall have no right to charge USSC any fees for the provision of Account Team personnel, other than any charges incurred for Account Team services prior to the Effective Date.

     5.   Cooperation in Transition.  ACS and USSC shall cooperate in the
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orderly transition of the personnel identified in Exhibit A and the appropriate responsibilities defined in Section 3 and Exhibit C. Prior to the announcement of the transition to members of the Account Team, representatives of ACS and USSC shall meet and confer to discuss any issues identified by ACS or USSC related to the Transition Personnel, such as benefits transition issues, most recent salary actions, outstanding labor and/or employee relations issues, outstanding workers' compensation claims, list of benefits selected, and any other material employee relations issues. ACS and USSC will exercise reasonable efforts to resolve any

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such concerns in order to avoid any disruption in ACS' services and USSC's operations during the transition.

     6.   Additional Business for ACS.  ACS and USSC agree that ACS' margin of
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profit on the $129,763 per month that ACS previously earned on the baseline charges related to the Account Team was as set forth on Schedule I to this Amendment. USSC may attempt to secure or cause to secure additional services from ACS of whatever kind, in any amount up to $129,763, to replace the revenue previously earned by ACS from the Account Team services. ACS shall not be obligated to accept any additional services proposed by USSC, unless ACS agrees to provide such services at an agreed upon price. In the event that USSC does not secure such additional services from ACS in the amount of $129,763 in additional monthly revenue, then USSC agrees that, for the remainder of the term of the Agreement, USSC will pay to ACS a monthly fee in an amount equal to the formula set forth on Schedule I to this Amendment.

     7.   Modification of Specific Provisions of the Agreement.  The following
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provisions of the Agreement are hereby modified as follows:

          (A) Section 2.1 of the Agreement is hereby deleted and replaced with a new Section 2.1 which states in its entirety as follows:

          "2.1  ACS Services.  ACS will provide to Associated the ACS Services
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          described in Schedule A attached hereto in accordance with the terms set forth in this Agreement and the Schedules attached hereto, which ACS Services shall consist generally of the following:

          (a) Mainframe data processing and related services, excluding applications software maintenance and development;

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          (b)  Management services for the Data Network (currently configured as described in Schedule B);

          (c)  Disaster recovery services as described in Schedule A; and

          (d) The implementation of the Third Party Software and ACS Licensed Software.

               Subject to the provisions of Section 2.3 below, during the term of this Agreement ACS shall be the exclusive third party provider of
          (i) the management services for the ACS Network Portion of the Data Network described in Schedule B, and (ii) all of Associated's requirements for IBM MVS mainframe (or plug-compatible equivalent) data processing services (excluding, however, Associated's payroll processing and data base and other incidental mainframe data processing)."

          (B) Section 2.5 of the Agreement is hereby deleted and replaced with a new Section 2.5 which states in its entirety as follows:

               "2.5  Transfer of Software.  As of the Effective Date of this
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               Amendment, ACS hereby assigns to Associated the Software License that was originally assigned by Associated to ACS pursuant to
               Section 4.4 of the Transition Services Agreement, together with any modifications made to the software at any time since the date of the assignment of the Software License to ACS and to the extent that such modifications are not owned by Associated. Associated hereby grants to ACS a royalty-free license to use the Software, and any modifications to the Software, during the term of this Agreement solely for the purpose of providing the services to Associated as described in this Agreement. ACS shall not be entitled to use the Associated software to provide services to any person or entity other than Associated and USSC. ACS shall be entitled to use the Software, and any modifications to the Software, at no charge whatsoever to provide the services described herein. The provisions of this Section 2.5 shall survive any termination or expiration of this Agreement."

          (C) Section 2.6 of the Agreement is hereby deleted and replaced with a new Section 2.6 which states in its entirety as follows:

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          "2.6  Third Party and ACS Licensed Software. Associated retains the
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          right and responsibility to determine if any Third Party Software is required by Associated and, if so, Associated will negotiate directly with the appropriate vendor to obtain a license permitting ACS to install and operate the Third Party Software in the ACS Data Center on behalf of Associated. If Associated obtains such a license Associated retains all license and maintenance fee obligations for such Third Party Software. At its option, Associated may request that ACS assist Associated in acquiring licenses to Third Party Software. Such assistance will include ACS' commitment to provide at least five (5) year financing for any license and maintenance fees associated with such license (but never to extend beyond the Agreement term) on mutually agreed terms (including the right of ACS to receive a reasonable financing fee). ACS will make the ACS Licensed Software identified on Schedule C available for use on behalf of Associated at no additional charge to Associated. ACS will notify Associated in writing from time to time of deletions or additions to ACS Licensed Software available to Associated. If ACS Licensed Software being used by Associated will no longer be available, ACS will provide sufficient notice to Associated in order to allow Associated to assess the impact of any such change and provide for appropriate action, including a conversion and retraining, making minimal use of the Associated staff resources."

          (D) Section 2.7 of the Agreement is hereby deleted in its entirety.

          (E) Section 2.8 of the Agreement is hereby amended to delete in its entirety the clause in the third sentence which states "and (ii) the following application support functions: routine application software error correction (including the reporting, correction and tracking of routine application software errors) and the performance of maintenance and enhancement tasks within specified time periods."

          (F) Section 4.1 of the Agreement is hereby deleted in its entirety.

          (G) Section 4.2 of the Agreement is hereby deleted in its entirety.

          (H) Section 4.5 of the Agreement is hereby deleted in its entirety.

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          (I) Section 4.6 of the Agreement is hereby deleted and replaced with a new Section 4.6 which states in its entirety as follows:

               "4.6  Right to Direct ACS Personnel.  Associated reserves the
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               right to direct the following with respect to ACS personnel: (a)
               overall objectives, (b) the priorities for accomplishing those objectives, (c) technical direction, (d) development strategies, and (e) within reason, the location at which such personnel perform the ACS Services (provided, with respect to clause (e) only, that Associated pays all associated reasonable and necessary increased costs to ACS). ACS will be entitled to rely upon such directions and will incur no liability in so relying, provided that at the time of direction ACS notifies Associated in writing (unless not reasonably necessary) that such direction may result in the failure to satisfy the Performance Standards."

          (J) Section 5.2 of the Agreement is hereby deleted in its entirely.

          (K) Schedule A to the Agreement is hereby deleted and replaced with a new Schedule A as set forth in Schedule II to this Amendment.

          (L) Schedule D to the Agreement is hereby deleted and replaced with a new Schedule D as set forth in Schedule III to this Amendment.

          (M) Schedule E to the Agreement is hereby deleted and replaced with a new Schedule E as set forth in Schedule IV to this Amendment.

          (N) Schedule F to the Agreement is hereby deleted in its entirety.

          (0) Schedule G to the Agreement is hereby deleted and replaced with a new Schedule G as set forth in Schedule V to this Amendment.

     8.   Miscellaneous Agreements.  USSC and ACS hereby agree to the provisions
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set forth in Schedule VI to this Amendment.

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     9.   Charges For The Datakit.  USSC will continue to pay ACS the current
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monthly lease and maintenance charges for the Datakit until the later of (i)
December 31, 1995; or (ii) the date upon which USSC ceases to make any use of the Datakit. Upon the later of those two times, ACS will cease charging USSC for any fees or expenses related to the Datakit.

     10.  CPU Conversion Factor.  The purpose of the CPU conversion factor is to
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ensure that the ACS charges to USSC for processing USSC's application software remain the same after any change in the hardware or system software. As of the Effective Date, the conversion rate for the CPU hours between the baseline processor, the IBM 3090-200, and the current processor, the Amdahl 5995-8670M, is 3.88. In the event that ACS changes its hardware or system software at any time in the future, ACS will calculate the new conversion factor and present the new conversion factor, along with the manner of calculating that conversion factor, to USSC. If USSC contests the new conversion factor proposed by ACS, then ACS and USSC shall jointly retain either Nolan Norton, Cheryl Watson or The Yankee Group to prepare an independent determination of the appropriate CPU conversion factor. The cost of the independent determination of the conversion factor will be divided equally between ACS and USSC. The CPU conversion factor determined by Nolan Norton, Cheryl Watson or The Yankee Group will be averaged with the conversion factor proposed by ACS to arrive at the new conversion factor. If either USSC or ACS wishes to further contest the conversion factor, then they each have the right, but not the obligation, to hire an additional consulting group to make an independent determination of

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the appropriate CPU conversion factor.  The additional consulting group must be one of the following organizations: Nolan Norton, Cheryl Watson, The Yankee Group or The Gartner Group. The cost of retaining an additional consulting group will be borne solely by the party electing to retain that group. In the event that USSC and/or ACS retain an additional consulting group, the new conversion factor will be calculated by averaging all of the conversion factors arrived at by ACS and each of the independent consultants retained pursuant to this Paragraph. In this averaging process, if one of the proposed conversion factors is plus or minus fifteen percent (15%) of the average of the other proposed conversion factors, that conversion factor will not be used in the averaging process to determine the new CPU conversion factor; the final conversion factor will be the average of the remaining CPU conversion factors.

     11.  Obligations Under Original Agreement.  Except as modified by this
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Amendment, the terms and conditions of the Agreement shall remain in full force and effect. In the event of any conflict between the terms of the Agreement and any of the terms of this Amendment, the terms of this Amendment shall govern the parties.

     12.  No Third Party Beneficiaries Intended.  It is not the intent of either
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ACS or USSC that any persons who are not parties to this Amendment shall have any rights created by any of the provisions of this Amendment, whether as third party beneficiaries or otherwise. ACS and USSC specifically intend that no third party beneficiaries are intended by this Amendment, and that none of the provisions concerning the transfer of the Transition

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Personnel to USSC should be construed as giving rise to any third party beneficiary rights of any employee so affected against either ACS or USSC.

     13.  Governing Law.  THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN
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ACCORDANCE WITH THE LAWS Of THE STATE OF TEXAS.

     14.  Entire Agreement.  This Amendment states the entire agreement of the
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parties with respect to the subject matter hereof, and any prior or contemporaneous representations or promises not expressly contained within the four corners of this Amendment is hereby deemed waived, abandoned, and of no
force or effect on any party hereto.   This Amendment may be modified only by a
written instrument signed by authorized representatives of both ACS and USSC.

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     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed on its behalf, as of this ____ day of August, 1995.


UNITED STATIONERS SUPPLY CO.



By:  ___________________________
Its: ___________________________



AFFILIATED COMPUTER SERVICES, INC.



By:  ___________________________
Its: ___________________________

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